Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.,
a Delaware Corporation
as of January 31, 2015

Subsidiary Name	Jurisdiction of Incorporation
ADSK Ireland Limited	Ireland
Autodesk (China) Software Research and Development Co., Ltd.	China
Autodesk (EMEA) Sàrl	Switzerland
Autodesk AB	Sweden
Autodesk ApS	Denmark
Autodesk Asia Pte Ltd	Singapore
Autodesk Australia Pty Ltd.	Australia
Autodesk B.V.	The Netherlands
Autodesk Canada Co.	Canada
Autodesk DC B.V.	The Netherlands
Autodesk DC Limited	United Kingdom
Autodesk de Argentina S.A.	Argentina
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development B.V.	The Netherlands
Autodesk Development S.à r.l.	Switzerland
Autodesk Direct Limited	United Kingdom
Autodesk do Brasil Ltda	Brazil
Autodesk Far East Ltd.	Hong Kong
Autodesk France	France
Autodesk Ges.mbH	Austria
Autodesk GmbH	Germany
Autodesk Hungary Kft	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S.
Autodesk Israel Ltd.	Israel
Autodesk Korea Ltd.	South Korea
Autodesk Limited	United Kingdom
Autodesk Limited	Saudi Arabia
Autodesk Ltd. Japan	Japan
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Software, Unipessoal, Lda.	Portugal
Autodesk Sp. z.o.o.	Poland
Autodesk Spol. S.R.O.	Czech Republic
Autodesk Strategies Ltd.	China
Autodesk Taiwan Limited	Taiwan
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey

Autodesk, S.A.	Spain
BitSquid AB	Sweden
Blue Ridge Numerics, Inc.	U.S.
Creative Market Labs, Inc.	Delaware
Delcam Limited*	United Kingdom
Firehole Technologies, Inc.	U.S.
Graitec GmbH	Germany
Graitec SAS	France
Hanna Strategies Holdings, Inc.	U.S.
Limited Liability Company Autodesk (CIS)	Russia
Magestic Systems, Inc.	U.S.
Micro Application Packages Limited	United Kingdom
Moldflow B.V.	The Netherlands
Moldflow International Pty Ltd.	Australia
Moldflow Netherlands Limited	Ireland
Moldflow Pty Ltd.	Australia
Moldflow Singapore Pte Ltd	Singapore
SCI Topole	France
Shotgun Software Inc.	U.S.
TeamUp Germany GmbH	Germany
TeamUp Technologies, Inc.	Canada
Within Technologies	United Kingdom

* Delcam Limited, a wholly-owned subsidiary of Autodesk Development B.V. and a supplier of advanced CADCAM and industrial measurement solutions for the manufacturing industry, has a total of 38 global subsidiaries, three of which are operating in the United States and 35 of which are operating in foreign countries.

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